UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
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         Date of Report (Date of earliest event reported): June 30, 2006

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of Registrant as specified in its charter)

                     Internet Architecture HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

               DELAWARE                                001-15701                             13-5674085
    (State or other jurisdiction of             Commission File Number          (I.R.S. Employer Identification No.)
            incorporation)
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                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01         Other Events

As a result of a merger, effective November 22, 2000, Veritas Software replaced
Seagate Technology, Inc. as a constituent of Internet Architecture HOLDRS Trust.
It was also anticipated that future entitlements may be due to the former holders of Seagate. An additional distribution to former shareholders of Seagate
Technology Inc. was made in connection with the 2000 merger. For each share of Seagate Technology Inc., shareholders received $0.05714 in cash. For the former
2 shares of Seagate Technology Inc., per 100 round lot of Internet Architecture
HOLDRS, The Bank of New York received $0.11428. The Bank of New York distributed the cash on June 12, 2006 at a rate of $0.0011428 per depositary share of "IAH", less custody fees. The record date for such distribution was November 22, 2000.



Item 9.01.     Financial Statements and Exhibits

               (c)     Exhibits

                       99.1     Internet Architecture HOLDRS Trust
                                Prospectus Supplement dated June 30, 2006 to
                                Prospectus dated February 17, 2006.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED


Date:  August 10, 2006               By:       /s/ Satyanarayan R. Chada
                                               ------------------------------
                                               Name:    Satyanarayan R. Chada
                                               Title:   First Vice President

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                                  EXHIBIT INDEX

Number and Description of Exhibit

(99.1)    Internet Architecture HOLDRS Trust Prospectus Supplement dated June
          30, 2006 to Prospectus dated February 17, 2006.

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